EXHIBIT A

                              SERIES OF THE TRUST

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SERIES                                                            EFFECTIVE DATE
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First Trust North American Energy Infrastructure Fund               6/15/2012
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First Trust Tactical High Yield ETF                                 2/20/2013
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First Trust Senior Loan Fund                                         4/1/2013
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First Trust Strategic Income ETF                                    7/25/2014
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First Trust Enhanced Short Maturity ETF                              8/6/2014
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First Trust Low Duration Mortgage Opportunities ETF                 10/10/2014
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